UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Chindia, Inc.
(Name of small business issuer in its charter)

Nevada	3715	26-1080965
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2065 Lanihuli Drive
Honolulu, Hawaii 96822
(503) 984-6703
(Address and telephone number of principal executive offices)

2065 Lanihuli Drive
Honolulu, Hawaii 96822
(503) 984-6703
(Address of principal place of business or intended principal place of business)

R.V. Brumbaugh, Esq. 417 W. Foothill Blvd., PMB B-175
Glendora, California 91741
(626) 429-9634
(Name, address and telephone number of agent for service)

Copies to:
R.V. Brumbaugh, Esq. 417 W. Foothill Blvd., PMB B-175
Glendora, California 91741 Telephone (626) 429-9634 Electronic Fax (702) 940-2450

 Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	$75,000.00	$0.05	$75,000.00	$2.95

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

Prospectus

Chindia, Inc.

1,500,000 Shares of Common Stock

$0.05 per share

Chindia, Inc. ("CI" or the "Company") is offering on a best-efforts basis a minimum of 400,000 and a maximum of 1,500,000 shares of its common stock at a price of $0.05 per share.  The shares are intended to be sold directly through the efforts of Steven Kunkle, the sole officer and director of CI.  The intended methods of communication include, without limitation, telephone and personal contacts. For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to Randall Brumbaugh, Esq. - Trust Account fbo Chindia, Inc.  All subscription funds will be held in a non-interest or minimum interest bearing Trust Account pending the achievement of the Minimum Offering and no funds shall be released to Chindia, Inc. until such a time as the minimum proceeds are raised.  If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. See the section entitled "Plan of Distribution” herein.  Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held.

The offering may terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares is completed, (ii) anytime after the minimum offering of 400,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto.

Prior to this offering, there has been no public market for Chindia, Inc.'s common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.05	$0.00	$0.05
Minimum	400,000	$20,000	$0.00	$20,000
Maximum	1,500,000	$75,000	$0.00	$75,000

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See the section titled "Risk Factors" herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  CI may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Chindia, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is February 1, 2008

TABLE OF CONTENTS

PAGE

PART I: INFORMATION REQUIRED IN PROSPECTUS

4

SUMMARY INFORMATION AND RISK FACTORS

4

USE OF PROCEEDS

8

DETERMINATION OF OFFERING PRICE

8

DILUTION

8

PLAN OF DISTRIBUTION

9

LEGAL PROCEEDINGS

10

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

10

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

11

DESCRIPTION OF SECURITIES

11

INTEREST OF NAMED EXPERTS AND COUNSEL

12

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

12

ORGANIZATION WITHIN LAST FIVE YEARS

13

DESCRIPTION OF BUSINESS

13

MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION

14

DESCRIPTION OF PROPERTY

16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

16

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

16

EXECUTIVE COMPENSATION

17

FINANCIAL STATEMENTS

18

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

44

INDEMNIFICATION OF DIRECTORS AND OFFICERS

44

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

44

RECENT SALES OF UNREGISTERED SECURITIES

44

EXHIBITS

45

UNDERTAKINGS

46

SIGNATURES

47

PART I: INFORMATION REQUIRED IN PROSPECTUS

SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

The Company

Chindia, Inc. (“the “Company” or “CI”) is a development stage Nevada Corporation formed under the same name on December 20, 2006.  It has a principal business objective designed to capitalize on the expansion of commerce between the United States and the entire Asian continent.  This expansion pertains equally to the export of US products to the Asian geographical area as well as the importation of Asian goods. The Company can be characterized as a marketing/brokerage organization that intends on initially importing unique products from China, India and other Asian countries that have no competitive counterparts in the US.  The Company’s goal is to take advantage of the ascension of this region in WTO status and the concurrent rapidly growing demand for western currencies on the part of all Asian nations.  Based on increasing awareness of environmental issues and continuous improvements on the living standard in China since the opening of its economy in the early 1980’s, we believe that these import and export markets have a high growth potential for quality products.

The Company also intends to source environmental-friendly and technologically advanced healthcare and consumer products from the US and introduce them to the growing middle class in Asia at reasonable prices while identifying complementary products for distribution in the United States.

We are a small, start-up company that has not generated any revenues and that lacks a stable customer base.  Since our inception to the present, we have not generated any revenues. We believe that the funds expected to be received from the maximum sale of our common equity will be sufficient to finance our efforts to become operational and carry us through the next twelve (12) months. We believe that the recurring revenues from sales of services will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales of services will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without securing additional capital, it may be unlikely for us to stay in business.

We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional working capital. There is currently no public market for our common stock. We are currently in discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus and closure of the offering.

We currently have one officer and director, who are the same individual.  This individual allocates time and personal resources to CI on a part-time basis.

As of the date of this prospectus, CI has 20,000,000 shares of $0.001 par value common stock issued and outstanding.

Chindia, Inc.’s operations and corporate offices are located at 2065 Lanihuli Drive, Honolulu, Hawaii 96822 with a telephone number of (503) 984-6703.

Chindia, Inc.’s fiscal year end is December 31.

THE OFFERING

Chindia, Inc. is offering on a self-underwritten basis a minimum of 400,000 and a maximum of 1,500,000 shares of its common stock at a price of $0.05 per share.  The proceeds from the sale of the shares in this offering will be payable to "R. V. Brumbaugh, Esq. - Trust Account fbo Chindia, Inc." and will be deposited in a non-interest or minimum interest bearing bank account until the minimum offering proceeds are raised.  No interest shall be paid to any investor.  All subscription agreements and checks are irrevocable and should be delivered to R. V. Brumbaugh, Esq.  Failure to do so will result in checks being returned to the investor, who submitted the check. CI trust agent, R. V. Brumbaugh, Esq., acts as special legal counsel for Chindia, Inc. in this instance, and is therefore not an independent third party.

All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to us until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to CI.  The offering may terminate on the earlier of: (i)

the date when the sale of all 1,500,000 shares is completed, (ii) anytime after the minimum offering of 400,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto. If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  CI, in its sole discretion, retains the option of extending the offering period an additional 180 days.  CI will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to CI assets, book value, historical earnings or net worth.

We will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment and furniture, office supplies, rent and utilities, salaries, sales and marketing, inventory and general working capital.

We have not presently secured a transfer agent but have identified the one that will be retained prior to the filing of a 15c2-11 in order to facilitate the processing of stock certificates.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for CI common stock exists.  Please refer to the sections herein entitled "Risk Factors" and "Dilution" before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from CI financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of operations data

Inception December 20, 2006 thru September 30, 2007
Revenue	$-

Cost of Sales	-

Gross Margin	-

Expenses:
Depreciation	-
General and administrative expenses	23,250
Total Expenses	23,250
Net Income (Loss)	$(23,250)

Fully Diluted Earnings (Loss) per Share	$-

Balance sheets data

September 30, 2007 AUDITED
ASSETS
Current Assets
Cash	$-
Total current assets	-

Other Assets
Investments	$-
Total Other Assets	-

Total assets	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities

Current Liabilities	$3,250

Non-Current Liabilities	-

Total Liabilities	$-

Stockholders’ Equity

Preferred stock	-
Common stock	20,000
Additional paid-in capital	-
(Deficit) accumulated during development stage	(23,250)

Total stockholder's equity	-

Total liabilities and stockholder's equity	$-

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Our operations depend solely on the efforts of Steven Kunkle, our sole officer and director.  Mr. Kunkle has no experience related to public company management, nor as a principal accounting officer.  Because of this, Mr. Kunkle may be unable to offer and sell the shares in this offering, develop our business adequately, and manage our public reporting requirements.  We cannot guarantee that it will be able overcome any such obstacles.

Mr. Kunkle is involved in other employment opportunities and may periodically face a conflict in selecting between our business and his other personal and professional interests. We have not formulated a policy for the resolution of such conflicts should they occur.  If we lose Mr. Kunkle to other pursuits without a sufficient warning, we may, consequently, go out of business.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE STEVEN KUNKLE, CI’S SOLE OFFICER AND DIRECTOR CONTROLS A MAJORITY OF CI ISSUED AND OUTSTANDING COMMON STOCK.

Steven Kunkle, CI’s sole director and executive officer beneficially owns 85.75% of the outstanding common stock at the present time.  As a result of such ownership, investors in this offering will have limited control over matters requiring approval by CI security holders, including the election of directors.  Assuming the minimum amount of shares of this offering is sold Mr. Kunkle would retain 84.07% ownership in CI common stock.  In the event the maximum offering is attained, Mr. Kunkle will own 79.77% of CI outstanding common stock. Such concentrated control may also make it difficult for CI stockholders to receive a premium for their shares of CI common stock in the event CI enters into transactions which require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of CI.  For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors.  This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF CI FAILS TO IMPLEMENT ITS BUSINESS PLAN.

As a development-stage company, CI expects to face substantial risks, uncertainties, expenses and difficulties.  CI was formed in Nevada on December 20, 2006 and thus has no demonstrable operations record of substance upon which you can evaluate CI business and prospects.  CI prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  CI cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, CI has had only limited start-up operations and has generated minimal revenues.  Taking these facts into account, independent auditors have expressed substantial doubt about CI’s ability to continue as a going concern. See the independent auditors' report to the financial statements which is included in this registration statement, of which this prospectus is a part.  In addition, CI’s lack of operating capital could negatively impact the value of its common shares and could result in the loss of your entire investment.

THE COSTS, EXPENSES AND COMPLEXITY OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with these complex requirements may be substantial and require retaining expensive specialists in this area.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

The import/export industry is highly competitive.  Many CI competitors are significantly larger and have substantially greater financial, marketing and other resources and have achieved public awareness of their products and services.  Competition by existing and future competitors could result in an inability to secure adequate consumer relationships sufficient enough to support CI endeavors. CI cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.

CI MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

We have limited capital resources.  To date, we have funded our operations with limited initial capital and have not generated funds from operations to be profitable or to maintain consistent operations.  Unless we begin to generate sufficient revenues to finance operations as a going concern on a consistent basis, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.  In the event our cash resources are insufficient to continue operations, we intend to consider raising additional capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to terminate business operations.  The possibility of such an outcome presents a risk of a complete loss of your investment in our common stock.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN CI BECAUSE THERE IS NO PUBLIC MARKET FOR CI STOCK.

There is no public market for our common stock.  The majority of our issued and outstanding common stock is currently held by Steven M. Kunkle, our sole officer and director.  Therefore, the current and potential market for our common stock is limited.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop or that we will be successful in attaining listing on the OTCBB® or any other market.

If our stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations without a direct relationship to the operating performance.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE CI'S STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in CI shares, thereby reducing the level of trading activity in any secondary market that may develop for CI shares.  Consequently, customers in CI securities may find it difficult to sell their securities, if at all.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.   Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $69,700 or $0.00297 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.04703 per share while our present stockholders will receive an increase of $0.00397 per share in the net tangible book value of the shares they hold. This will result in a 94.07% dilution for purchasers of stock in this offering.

Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of CI common stock in the future could result in further dilution.  Please refer to the section titled "Dilution" herein.

ALL OF CI’S ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED.  WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF CI COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock (20,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which shall become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

CI IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

The common shares are being offered on CI’s behalf by Steven Kunkle, CI’s sole officer and director, on a best-efforts basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that CI is capable of selling all, or any, of the common shares offered hereby.

Special note regarding forward-looking statements.

This prospectus contains forward-looking statements about CI business, financial condition and prospects that reflect CI management's assumptions and beliefs based on information currently available.  CI can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of CI assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within CI control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed merchandise that CI expects to market, CI ability to establish a customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which CI functions.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Without realizing the minimum offering proceeds, CI will not be able to commence planned operations and implement its business plan.  Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information.  In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, CI will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

CI intends to use the proceeds from this offering as follows:

	Minimum		75% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total
	(minimum raise)		(75% max raise)		(100% raise)
Total Offering Proceeds	20,000	100.00	56,250	100.00	75,000	100.00

Offering Expenses
Legal and Professional fees	2,000	10.00	2,000	3.55	2,000	2.67
Accounting fees	1,800	9.00	1,800	3.20	1,800	2.40
Escrow Fees	1,500	7.50	1,500	2.67	1,500	2.00
Total Offering Expenses	5,300	26.50	5,300	9.42	5,300	7.07

Net Proceeds from Offering	14,700	73.50	50,950	90.58	69,700	92.93

Use of Net Proceeds
Accounting fees	4,800	24.00	4,800	8.53	4,800	6.40
Legal and professional fees	2,250	11.25	2,250	4.00	2,250	3.00
Office equipment and furniture	1,000	5.00	3,000	5.33	3,000	4.00
Office supplies	1,000	5.00	2,000	3.56	2,000	2.67
Inventory	-	-	12,000	21.33	24,000	32.00
Sales and marketing	2,650	13.25	8,900	15.82	12,650	16.87
Working capital [1]	4,000	20.00	18,000	32.00	21,000	28.00

Total Use of Net Proceeds	14,700	73.50	50,950	90.58	69,700	92.93

Total Use of Proceeds	20,000	100.00	56,250	100.00	75,000	100.00

Notes:

1  The category of General Working Capital may include, but not be limited to, inventory procurement, printing costs, postage, telephone services, overnight delivery services and other general operating expenses.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to CI assets, book value, historical earnings or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

[Balance of this Page Intentionally Left Blank]

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.   Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $69,700 or $0.00297 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.04703 per share while our present stockholders will receive an increase of $0.00397 per share in the net tangible book value of the shares they hold. This will result in a 94.07% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Minimum	Maximum
	Offering	Offering

Offering Price Per Share	$0.05	$0.05

Book Value Per Share Before the Offering	$0.00000	$0.00000

Book Value Per Share After the Offering	$0.00066	$0.00297

Net Increase to Original Shareholders	$0.00066	$0.00297

Decrease in Investment to New Shareholders	$0.04934	$0.04703

Dilution to New Shareholders (%)	98.69%	94.07%

PLAN OF DISTRIBUTION

This offering will be conducted on a best-efforts basis utilizing the efforts of Steven Kunkle, the sole officer and director of the Company.  Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Kunkle.  The intended methods of communication include, without limitation, telephone and personal contacts.  In his endeavors to sell this offering, Mr. Kunkle does not intend to use any mass advertising methods such as the Internet or print media.

Funds received by the sales agent in connection with sales of CI securities will be transmitted immediately into a trust account until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

Mr. Kunkle will not receive commissions for any sales he originates on CI’s behalf.  CI believes that Mr. Kunkle is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, Mr. Kunkle:

1. Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act; and

2. Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Is not an associated person of a broker or dealer; and

4.  Meets the conditions of the following:

a. Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

CI officers and directors may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold.  As of the date of this Prospectus, CI has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if CI were to enter into such arrangements, CI will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which CI has complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, CI has not identified the specific states where the offering will be sold.  CI will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to R. V. Brumbaugh, Esq. Trust Account fbo Chindia, Inc. ("Trust Account") and will be deposited in a non-interest or minimum interest bearing bank account until the minimum offering proceeds are raised.  No interest will be paid to any shareholder.  All subscription agreements and checks are irrevocable and should be delivered to R. V. Brumbaugh, Esq. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending achievement of the Minimum Offering and no funds shall be released to Chindia, Inc. until such a time as the minimum proceeds are raised.  The trust agent will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved or a period of 180 days, unless extended, from the effective date of this offering, whichever event first occurs.  Thereafter this agreement shall terminate.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus, or any extension thereto, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The fee of the Trust Agent is $1,500.00.  (See Exhibit 99(a)).

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to R. V. Brumbaugh, Esq., 417 W. Foothill Blvd., PMB B-175, Glendora, CA 91741.  All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement.   All subscription agreements and checks are irrevocable.  CI reserves the right to either accept or reject any subscription.  Any subscription rejected within this 30 day period will be returned to the subscriber within 5 business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once CI accepts a subscription, the subscriber cannot withdraw it.

LEGAL PROCEEDINGS

To the best of CI’s knowledge, Steven Kunkle, its sole officer and director has not been convicted in a criminal proceeding.

To the best of CI’s knowledge, Steven Kunkle, its sole officer and director has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

To the best of CI’s knowledge, Steven Kunkle, its sole officer and director has not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against Chindia, Inc.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office.  The Board of Directors have no nominating, auditing or compensation committees.

The following table sets forth certain information regarding CI executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Steven Kunkle (2)	29	President, Secretary, Treasurer and Director	December 2006 – Present

Notes:

1  CI sole director will hold office until the next annual meeting of the stockholders, which shall be held or about December 2007, and until successors have been elected and qualified.  At the present time, the CI sole officer was appointed by the CI sole director and will hold office until he resigns or is removed from office.

2  Steven Kunkle has obligations to entities other than Chindia, Inc..  CI expects Mr. Kunkle to spend approximately 10-20 hours per week on CI business affairs.  At the date of this prospectus, Chindia, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Steven M. Kunkle – President, Treasurer, Secretary, and Director – Steven Kunkle is currently the President, Secretary, Treasurer, Chief Executive Officer and sole Director of the Company.  Mr. Kunkle has limited business experience, however he has been in the workforce for over 13 years.  His experience includes managing and supervising the employees of multi drive-thru espresso shops.  While working as a manager for Caffe Diva, a drive-thru espresso business, he helped develop a very detailed employee handbook. In addition, he managed the purchase of supplies as well as the distribution network.  Mr. Kunkle entered college in 2001 and while pursuing a degree in economics he worked in the hospitality industry assisting in developing two ethnic food concepts.  He took time immediately following high school to travel to Europe and visit Germany, Switzerland, Italy and upon return toured the Caribbean and Mexico.  His interest in travel is the impetus for Chindia.  He will devote full time to developing Chindia.

BOARD COMMITTEES

Chindia, Inc. has not yet implemented any board committees as of the date of this prospectus.

DIRECTORS

The maximum number of directors Chindia, Inc. is authorized to have is seven (7).  However, in no event may CI have less than one director. Although CI anticipates appointing additional directors, CI has not identified any such person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of CI common stock by all persons known by CI to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to CI knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Steven Kunkle, President and Director	17,150,000	85.75%	79.77%

	All Directors and Officers as a group (1 person)	17,150,000	85.75%	79.77%

Footnotes

1  The address of each executive officer and director is c/o Chindia, Inc., 2065 Lanihuli Drive, Honolulu, Hawaii 96822.

2  As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3  Assumes the sale of the maximum amount of this offering (1,500,000 shares of common stock) by CI.  The aggregate amount of shares to be issued and outstanding after the offering is 21,500,000.

DESCRIPTION OF SECURITIES

Chindia, Inc.’s authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share.

The holders of Chindia, Inc.’s common stock:

1. Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2. Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of corporate affairs;

3. Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4. Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in CI shares, reducing the level of trading activity in any secondary market that may develop for CI shares, and accordingly, customers in CI securities may find it difficult to sell their securities, if at all.

CI has no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREEMPTIVE RIGHTS

No holder of any shares of Chindia, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Chindia, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of CI directors.

CASH DIVIDENDS

As of the date of this prospectus, Chindia, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  CI does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Chindia, Inc. will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Bylaws and certain statutes provide for the indemnification of a present or former director or officer.  Please refer to the section herein titled "Indemnification of Directors and Officers.”

THE SECURITIES AND EXCHANGE COMMISSION'S POLICY ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Chindia, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by CI of expenses incurred or paid by a director, officer or controlling person of CI in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, CI will, unless in the opinion of CI legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

Chindia, Inc. was incorporated in the State of Nevada on December 20, 2006.

Please see the section, herein, titled "Recent Sales of Unregistered Securities" for capitalization history.

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT AND SUMMARY

Chindia, Inc. incorporated in the State of Nevada on December 20, 2006 under the same name.  Since inception, CI has not generated any significant revenues and as of it incorporation, has accumulated losses in the amount of $23,250.  CI has never been party to any bankruptcy, receivership or similar proceeding, nor have it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Chindia, Inc. has yet to commence planned significant operations.  As of the date of this Prospectus, CI has had only limited start-up operations and has not generated any significant revenues.  CI believes that, if it obtains the minimum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next 12 months.

CI’s administrative office is located at 2065 Lanihuli Drive, Honolulu, Hawaii 96822.

CI’s fiscal year end is December 31.

BUSINESS OF ISSUER

Principal Products and Principal Markets

Chindia, Inc. ("CI" or the "Company") was incorporated in the state of Nevada on December 20, 2006.  The Company has the principal business objective of providing cost-effective, comprehensive automobile analysis and repairs.

Distribution Methods of the Services

We are currently working to identify an experienced Internet service provider to develop a comprehensive Internet presence.  Additionally, we plan on identifying local business organizations, service groups, small business development companies, and governmental organizations that may be instrumental in assisting us in making our services known to potential clients.  Once a potential business or government client has been identified, a personal call will be made to that company or organization to further explain our services and to arrange a face-to-face meeting.

Additionally, when resources become available, direct mailings and local advertising offering discounts will be utilized to increase consumer contacts and augment the individual customer base.

Industry Background and Competitive Business Conditions

This industry is replete with competition at all levels of expertise and ethical variances.  By maintaining strong community ties and mandating the highest level of courtesy, personal service and ethical standards, Chindia, Inc. can gain and maintain a stellar reputation for honesty and customer loyalty, thereby insuring repeat business.  Additionally, CI will spend considerable efforts to develop business relationships with government entities and private businesses that have need of the type of services offered by Chindia, Inc..

Need For Government Approval

There are no known requirements for any governmental approval or licenses other than the possible exceptions of a local business license(s) and compliance with the federal governments import/export rules and regulations.

Number of Total Employees and Number of Full Time Employees

Chindia, Inc. is currently in the development stage.  During this development period, CI plans to rely exclusively on the services of Steven Kunkle, the sole officer and director, to establish business operations and perform or supervise the minimal services required at this time.  CI believes that its operations are currently on a small scale that is manageable by one individual. There are no full or part-time employees.  Mr. Kunkle's responsibilities are mainly administrative at this time, as CI operations are minimal.

REPORTS TO SECURITY HOLDERS

1. After this offering, CI will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, CI will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials CI files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  CI SEC filings will also be available on the SEC's Internet site.  The address of that site is:  http://www.sec.gov

MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

Chindia, Inc. was incorporated on December 20, 2006.  As of September 30, 2007, CI has generated minimal revenues of while incurring substantial expenses.  This resulted in a net loss of $23,25000 since inception, which is attributable to cost of goods sold and general and administrative expenses.  Please refer to the financial information located herein.

Since incorporation, Chindia, Inc. has financed its operations through minimal initial capitalization and nominal business activity.

To date, Chindia, Inc. has not implemented fully planned principal operations.  Presently, CI is attempting to secure sufficient monetary assets to increase operations.  CI cannot assure any investor that it will be able to enter into sufficient business operations adequate enough to insure continued operations.

Below is an illustration of the financing needs and anticipated sources of funds for the elements of CI’s business plan that constitute top priorities.  Each material event or milestone listed below will be required until adequate revenues are generated.

1. Researching and strategically targeting potential customers, including government entities, to whom CI can market its services. CI expects to use a portion of the funds allocated toward working capital to engage in this activity.

2. Canvas the identified and targeted potential customer base to ascertain, isolate and anticipate their present and future needs, ideals of customer service and amenities that are desirable by the customer.  CI expects to use a portion of the funds allocated toward reaching the goals most immediately ascertainable.

3. Establish personal and business relationships with key individuals in government, businesses and community leadership positions. Part of the funds set aside for sales and marketing activities are expected to be utilized.

4. Establish and maintain a visible community presence.

Chindia, Inc.’s ability to fully commence operations is entirely dependent upon the proceeds to be raised in this offering. Depending on the outcome of this offering, CI plans to choose one of the following courses:

Plan 1: Minimum offering.  If only the minimum of $20,000 is raised in this offering, CI will immediately begin to implement the aforementioned plans to generate business sufficient enough to maintain ongoing operations.  This entails establishment of a public awareness of CI, including name recognition and product identification.  In order to initiate implementation of a public awareness program, CI intends to use approximately $500 to $1,000 of the monies allocated toward working capital.

CI has budgeted $1,000 for office equipment and furniture, which is expected to consist of administrative working spaces, computers, computer peripherals, software, storage cabinets, fax machine and telephone equipment.

CI has allocated $1,000 for office supplies, which is expected to consist of costs of mailings, copying expenses, paper, general desk supplies, etc.

CI has allocated $2,650 for sales and marketing, specifically for a frugal advertising campaign, with the intent to piggyback on larger programs as much as possible.

CI has allocated $4,000 for general working capital to cover any shortfalls in the categories listed above and to take advantage of any business opportunity that presents itself, including accumulation of inventory.

CI believes it will be able to execute the business plan adequately and commence operations as a going concern if the minimum proceeds of this offering are realized.  CI does not, however, expect to generate revenue in the first six months of operation from the date the first funds are received from this offering.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 2: 75% of the maximum offering.  In the event 75% of the maximum offering is raised, management will supplement its activities addressed in Plan 1, as delineated above.  CI does not believe it will generate revenues in the first six months of operation from the date the first funds are received.  CI expects to continue to substantially increase consumer awareness by utilizing the increased allocation for sales and marketing, a key factor in developing new business revenues.

The allocation for office equipment increases to $3,000.

The allocation for office supplies increases to $2,000, mostly in anticipation of increasing postage and mailing costs.

The allocation for sales and marketing increases to $8,900 allowing for the possibility of a more rapid growth.

The allocation for working capital increases under this scenario to $18,000 in anticipation of being more pro-active through accumulation of inventory that prospective customers would desire.

The allocation for salaries first appears for $12,000.  It is anticipated that such expenditure will be directed toward hiring part time clerical assistance and customer service personnel. .

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 3: Maximum offering.  In the event the maximum amount of $75,000 is raised, CI still does not expect to generate revenue in the first six months of operation from the date the first funds are received from trust.  Under Plan 3, management will supplement the activities addressed in Plan 2, as delineated above.

The allocation for office equipment remains constant.

The allocation for office supplies remains constant.

The allocation for sales and marketing increases to $12,650 allowing for the possible development of greater revenue.

The allocation for working capital increases to $21,000 allowing for greater flexibility in meeting potential customer needs.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

The allocation for salaries increases to $24,000 allowing for the hiring of a full time licensed mechanic assistant.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operation.

Regardless of the ultimate outcome and subsequent plan to be implemented, CI has budgeted for certain expenditures that it expects to remain constant.  CI expects accounting fees to be $4,800 for the full year 2006, which includes reviewed financial statements for quarterly reports and audited financial statements for the year ended December 31, 2006.  All statements are to be filed in applicable periodic reports with the SEC in accordance with Item 310 of Regulation S-B.  Legal and professional fees are expected to aggregate $2,250, and are expected to consist mainly of legal fees, as well as ongoing Edgar conversion costs and various other professional services performed in relation to the anticipated ongoing reporting requirements of a public reporting company.  All use of proceeds figures represent management's best estimates and are not expected to vary significantly.  However, in the event CI incurs or expects to incur expenses materially outside of these estimates, CI intends to file an amended registration statement, of which this prospectus is a part of, disclosing the changes and the reasons for any revisions.

CI’s ability to commence operations is entirely dependent upon the proceeds to be raised in this offering.  If CI does not raise at least the minimum offering amount, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues.  The realization of sales revenues in the next 12 months is important in the execution of the plan of operations. However, CI cannot guarantee that it will generate such growth.  If CI does not produce sufficient cash flow to support CI operations over the next 12 months, CI may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  CI can not assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for operations to continue.

CI management does not expect to incur research and development costs.

CI currently does not own any significant plant or equipment that it would seek to sell in the near future.

CI management does not anticipate the need to hire employees over the next 12 months, with the possible exception of telemarketing and customer service telephone support should business develop of a sufficient nature to necessitate such expenditure.  Currently, CI believes the services provided by its officer and director appears sufficient at this time.  CI believes that its operations are currently on a small scale that is manageable by one individual at the present time.

CI has not paid for expenses on behalf of any director.  Additionally, CI believes that this policy shall not materially change.

CI has no plans to seek a business combination with another entity in the foreseeable future.

OFF-BALANCE SHEET ARRANGEMENTS

CI does not have any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

CI uses a corporate office located at 2065 Lanihuli, Hawaii 96822.  Office space, conference room, and repair facilities, telephone services and storage are currently being provided free of charge at 2065 Lanihuli, Hawaii 96822.  There are currently no proposed programs for the renovation, improvement or development of the facilities currently use.

CI management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  CI does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about December 20, 2006, Steven Kunkle, the sole officer, director and employee, paid for expenses involved with the incorporation of Chindia, Inc. with his personal funds on CI behalf in the amount of $20,000, in exchange for 17,150,000 shares of common stock, par value $0.001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On or about December 30, 2006, pursuant to a contract with Nevada Business Development Corporation, a Nevada corporation, the Company issued 950,000 shares of common stock to Nevada Business Development, for services valued at $0.001 per share for $950.00 in the aggregate, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On or about December 30, 2006, pursuant to a contract with Public Company Compliance, Inc., a Nevada corporation, the Company issued 950,000 shares of common stock to Public Company Compliance, Inc., for services valued at $0.001 per share for $950.00 in the aggregate, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On or about December 30, 2006, pursuant to a contract with Ramsgate Group, Inc., a Nevada corporation, the Company issued 950,000 shares of common stock to Ramsgate Group, Inc., for services valued at $0.001 per share for $950.00 in the aggregate, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to Mr. Kunkle, Nevada Business Development Corporation, Public Company Compliance, Inc. and Ramsgate Group, Inc. were arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, CI was recently formed or in the process of being formed and possessed no assets.

Chindia, Inc.’s principal office space is being provided free of charge at the present time.  Please refer to the section titled "Description of Property” herein.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

As of the date of this prospectus, there is no public market in Chindia, Inc. common stock.  This prospectus is a step toward creating a public market for CI stock, which may enhance the liquidity of CI shares.  However, there can be no assurance that a meaningful trading market will develop.  Chindia, Inc. and its management make no representation about the present or future value of CI common stock.

As of the date of this prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Chindia, Inc.;

2. There are currently 17,150,000 shares of CI common stock held by its sole officer and director that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock (20,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which shall become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this prospectus, Chindia, Inc. has 20,000,000 shares of $0.001 par value common stock issued and outstanding held by 4 shareholders of record.

DIVIDENDS

CI has neither declared nor paid any cash dividends on either its preferred or common stock.  For the foreseeable future, CI intends to retain any earnings to finance the development and expansion of its business, and does not anticipate paying any cash dividends on its preferred or common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Steven Kunkle	2006	-	-	-	-	-	-	-
Officer and Director	2007	-	-	-	-	-	-	-

DIRECTORS' COMPENSATION

Directors are not entitled to receive compensation for services rendered to Chindia, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Chindia, Inc.’s incorporation on December 20, 2006, CI has not paid any compensation to any officer, director or employee.  CI does not have employment agreements.  Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed.  CI does not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Chindia, Inc. currently does not have existing or proposed option/SAR grants.

FINANCIAL STATEMENTS

a)

Audited Financial Statements for the Period Ended June 30, 2007

b)

Reviewed Financial Statements for the Period ended September 30, 2007

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Chindia, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Chindia, Inc. (A Development Stage Company) as of June 30, 2007, and the related statements of operations, stockholders’ equity and cash flows through June 30, 2007, and inception on December 20, 2006 through June 30, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chindia, Inc. (A Development Stage Company) as of June 30, 2007 and the results of its operations and its cash flows through June 30, 2007, and inception on December 20, 2006 through June 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has had no revenues and has generated losses from operations which raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

October 11, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

Chindia, Inc.

(a Developmental Stage Company)

Balance Sheet

June 30,
Assets	2007

Current Assets
Cash and cash equivalents	$-
Total current assets	-

TOTAL ASSETS	$-

Stockholders' Equity (Deficit)

Stockholders' Equity (Deficit)
Common stock: $0.001 par value; 75,000,000 shares authorized: 20,000,000 shares issued and outstanding	20,000
Accumulated deficit	(20,000)
Total stockholders' equity (deficit)	-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$-

The accompanying notes are an integral part of these financial statements.

Chindia, Inc.

(a Developmental Stage Company)

Statement of Operations

From Inception
December 20, 2006
Through
June 30, 2007

Revenues, net	$-
Cost of Sales	-
Gross Margin	-

Operating Expenses
General and administrative	20,000
Total Operating Expenses	20,000

Other Income (Expense)
Interest Expense	-

Net Loss	$(20,000)

Basic Loss per Share	$-
Weighted Average Shares Outstanding	20,000,000

The accompanying notes are an integral part of these financial statements.

Chindia, Inc.

(a Developmental Stage Company)

Statement of Stockholders’ Equity (Deficit)

	Common Stock		Additional	Accumulated	Total
	Shares	Amount	Paid-in Capital	Deficit	Equity
Balance at inception	-	$-	$-	$-	$-

Common stock issued for services	20,000,000	20,000	-		20,000

Net loss for the period ended June 30, 2007	-	-	-	(20,000)	(20,000)

Balance, June 30, 2007	20,000,000	$20,000	$-	$(20,000)	$-

The accompanying notes are an integral part of these financial statements.

Chindia, Inc.

(a Developmental Stage Company)

Statement of Cash Flows

From Inception
December 20, 2006
Through
June 30, 2007
Cash Flows from Operating Activities:
Net Loss	$(20,000)
Adjustments to reconcile net loss to cash
flows from operating activities:
Common stock issued for services	20,000

Net Cash Used In Operating Activities	-

Cash Flows from Investing Activities:
Purchase of property and equipment	-
Net Cash Used In Investing Activities	-

Cash Flows from Financing Activities:
Proceeds from related party payable	-
Proceeds from sale of common stock	-
Net Cash Provided by Financing Activities	-

Net Increase (Decrease) in Cash and Cash Equivalents	-
Cash and Cash Equivalents at Beginning of Period	-
Cash and Cash Equivalents at End of Period	$-

Supplemental Disclosure of Cash Flow Information:
Interest paid	$-
Income taxes paid	$-

Schedule of Non-Cash Financing Activities:
Common stock issued for services	$20,000

The accompanying notes are an integral part of these financial statements.

Chindia, Inc.

Notes to Financial Statements

June 30, 2007

NOTE 1 -

NATURE OF ORGANIZATION

a.  Organization and Business Activities

The Company was incorporated under the laws of the State of Nevada on December 20, 2006 with a principal business objective of investing in and developing all types of businesses related to the restaurant industry. The Company has not realized significant revenues to date and therefore classified as a development stage company.

b.  Depreciation

The cost of the property and equipment will be depreciated over the estimated useful life of 5 years.  Depreciation is computed using the straight-line method when the assets are placed in service.

c.  Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a June 30 year-end.

d.  Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

e.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

f.  Revenue Recognition

The Company recognizes when products are fully delivered or services have been provided and collection is reasonably assured.

g. Organization Costs

The Company has expensed the costs of its incorporation.

h.  Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

i. Concentrations of Risk

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $100,000. At June 30, 2007, the Company’s bank deposits did not exceed the insured amounts.

Chindia, Inc.

Notes to Financial Statements

June 30, 2007

NOTE 1 -

NATURE OF ORGANIZATION (Continued)

j.

Basic Loss Per Share

The Computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

From inception on December 20, 2006

Through June 30, 2007

Loss (numerator)

$

(20,000

)

            Shares (denominator)

20,000,000

Per share amount

$

(0.00)

k.

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will to be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of June 30, 2007:

2007

Deferred tax assets:

NOL Carryover

$

-

Deferred tax liabilities:

-

Valuation allowance

-

Net deferred tax asset

$

-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 34% to pretax income from continuing operations for the period ended June 30, 2007 due to the following:

2007

Book Income

$

(6,800

)

Common stock issued for services

6,800

Valuation allowance

-

$

-

Chindia, Inc.

Notes to Financial Statements

June 30, 2007

NOTE 1 -

NATURE OF ORGANIZATION (Continued)

k.   Income Taxes (continued)

At June 30, 2007, the Company had net operating loss carryforwards of approximately $400 that may be offset against future taxable income through 2027.  No tax benefit has been reported in the December 31, 2007 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

NOTE 2 -

GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has had no revenues and has generated losses from operations.

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and to develop a consistent source of revenues.  Management’s plans include of investing in and developing all types of businesses related to the restaurant industry.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

MOORE & ASSOCIATES, CHARTERED

      ACCOUNTANTS AND ADVISORS

        PCAOB REGISTERED

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Chindia Inc

We have reviewed the accompanying balance sheet of Chindia Inc as of September 30, 2007, and the related statements of operations, retained earnings, and cash flows for the three months then ended, in accordance with the standards of the Public Company Accounting Oversight Board (United States).  All information included in these financial statements is the representation of the management of Chindia Inc

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

December 20, 2007

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501

Chindia, Inc.

(a Developmental Stage Company)

Balance Sheets

ASSETS
	September 30,	June 30,
	2007	2007
	(Unaudited)
CURRENT ASSETS

Cash	$-	$-

Total Current Assets	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Related party payable	$3,250	$-

Total Current Liabilities	3,250	-

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock, 75,000,000 shares authorized at par value
of $0.001, 20,000,000 shares issued and outstanding	20,000	20,000
Deficit accumulated during the development stage	(23,250)	(20,000)

Total Stockholders' Equity (Deficit)	(3,250)	-

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$-	$-

The accompanying notes are an integral part of these financial statements.

Chindia, Inc.

(a Developmental Stage Company)

Statement of Operations

(Unaudited)

		From Inception
	For the Three	on May 3,
	Months Ended	2007 Through
	September 30,	September 30,
	2007	2007

REVENUES	$-	$-

EXPENSES

General and administrative	3,250	23,250

Total Expenses	3,250	23,250

LOSS FROM OPERATIONS	(3,250)	(23,250)

OTHER EXPENSES

Interest expense	-	-

Total Other Expenses	-	-

NET LOSS	$(3,250)	$(23,250)

BASIC LOSS PER SHARE	(0.00)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	20,000,000

The accompanying notes are an integral part of these financial statements.

Chindia, Inc.

(a Developmental Stage Company)

Statement of Stockholders’ Equity

(Unaudited)

			Deficit
			Accumulated
			During the	Total
	Common Stock		Development	Stockholders'
	Shares	Amount	Stage	Equity

Balance at inception on May 3, 2007	-	$-	$-	$-

Common stock issued for services in
June, 2007 at $0.001 per share	20,000,000	20,000	-	20,000

Net loss from inception on May 3, 2007
through June 30, 2007	-	-	(20,000)	(20,000)

Balance, June 30, 2007	20,000,000	20,000	(20,000)	-

Net loss for the three months
ended September 30, 2007	-	-	(3,250)	(3,250)

Balance, September 30, 2007	20,000,000	$20,000	$(23,250)	$(3,250)

The accompanying notes are an integral part of these financial statements.

Chindia, Inc.

(a Developmental Stage Company)

Statement of Cash Flows

(Unaudited)

From Inception
	For the Three	on May 3,
	Months Ended	2007 Through
	September 30,	September 30,
	2007	2007

CASH FLOWS FROM
OPERATING ACTIVITIES
Net loss	$(3,250)	$(23,250)
Adjustments to reconcile net loss to net cash
used by operating activities:
Common stock issued for services	-	20,000
Changes in operating assets and liabilities:
Related party payable	3,250	3,250

Net Cash Used by
Operating Activities	-	-

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES	-	-

NET DECREASE IN CASH	-	-

CASH AT BEGINNING OF PERIOD	-	-

CASH AT END OF PERIOD	$-	$-
SUPPLIMENTAL DISCLOSURES OF
CASH FLOW INFORMATION
CASH PAID FOR:
Interest	$-	$-
Income Taxes	$-	$-

Schedule of Non-Cash Financing Activities:

Common stock issued for services	$-	$20,000

The accompanying notes are an integral part of these financial statements.

Chindia, Inc.

Notes to the Financial Statements

September 30, 2007

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2007 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's June 30, 2007 audited financial statements.  The results of operations for the period ended September 30, 2007 are not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using accounting principles   generally   accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Chindia, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer.  CI indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at CI request as an officer or director.  CI may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, CI best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, CI shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Chindia, Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Chindia, Inc. or is or was serving at the request of Chindia, Inc. as a director, officer, employee or agent of Chindia, Inc., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Chindia, Inc..  Chindia, Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Chindia, Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by CI in connection with the sale of the common stock being registered. CI has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$2,000
Accounting Fees	$1,800
Escrow Fees	$1,500

Total	$5,300

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, Chindia, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On or about December 20, 2006, Steven Kunkle, the sole officer, director and employee, paid for expenses involved with the incorporation of Chindia, Inc. with his personal funds on CI behalf in the amount of $20,000, in exchange for 17,150,000 shares of common stock, par value $0.001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On or about December 30, 2006, pursuant to a contract with Nevada Business Development Corporation, a Nevada corporation, the Company issued 950,000 shares of common stock to Nevada Business Development, for services valued at $0.001 per share for $950.00 in the aggregate, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On or about December 30, 2006, pursuant to a contract with Public Company Compliance, Inc., a Nevada corporation, the Company issued 950,000 shares of common stock to Public Company Compliance, Inc., for services valued at $0.001 per share for $950.00 in the aggregate, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On or about December 30, 2006, pursuant to a contract with Ramsgate Group, Inc., a Nevada corporation, the Company issued

950,000 shares of common stock to Ramsgate Group, Inc., for services valued at $0.001 per share for $950.00 in the aggregate, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

INDEX OF EXHIBITS

       Exhibit No.

Name/Identification of Exhibit

3

Articles of Incorporation & Bylaws

a)

Articles of Incorporation file on December 20, 2006

b)

Bylaws adopted on December 21, 2006

5

Opinion on Legality

Opinion of Randall V. Brumbaugh, Esq.

23

Consent of Experts

a)

Consent of Randall V. Brumbaugh, Esq.

b)

Consent of Moore & Associates, Chartered

99

Additional Exhibits

a)

Escrow Agreement

b)

Subscription Agreement

UNDERTAKINGS

In this Registration Statement, CI is including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, CI is registering securities for an offering to be made on a continuous or delayed basis in the future.  The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, CI includes the following undertakings in this Registration Statement:

A.  The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Eugene, State of Oregon on February 1, 2008

Chindia, Inc.
(Registrant)

By: /s/ Steven Kunkle
Steven Kunkle
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Steven Kunkle	President, CEO and Sole Director	February 1, 2008
Steven Kunkle

/s/ Steven Kunkle	Chief Financial Officer	February 1, 2008
Steven Kunkle

/s/ Steven Kunkle	Chief Accounting Officer	February 1, 2008
Steven Kunkle

Dealer Prospectus Delivery Obligation

Prior to the expiration of 90 days after the effective date of this registration statement or prior to the expiration of 90 days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.